As filed with the Securities and Exchange Commission on January 25, 2018

Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

HELIOS AND MATHESON ANALYTICS INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	13-3169913
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Empire State Building, 350 Fifth Avenue

Suite 7520

New York, New York 10118

(212) 979-8228

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Theodore Farnsworth

Chief Executive Officer

Helios and Matheson Analytics Inc.

Empire State Building, 350 Fifth Avenue

Suite 7520

New York, New York 10118

(212) 979-8228

(Name, address, including zip code, and telephone number, including area code, of agent for service)

with copies to:

Kevin Friedmann, Esq.

Greenberg Traurig LLP

1840 Century Park East, Suite 1900

Los Angeles, CA 90067

(310) 586-7747

(310) 586-7800 — Facsimile

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement, as determined by market conditions and other factors.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company.  See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.  (Check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒ Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered		Proposed maximum offering price per unit		Proposed maximum aggregate offering price		Amount of registration fee(1)
Common Stock, $0.01 par value		(2)		(3)		(3)	-
Preferred Stock, $0.01 par value		(2)		(3)		(3)	-
Warrants		(2)		(3)		(3)	-
Units		(2)		(3)		(3)	-
Subscription Rights		(2)		(3)		(3)	-
Total		(2)		(3)	$400,000,000		$49,800

(1)	Calculated pursuant to Rule 457(o) under the Securities Act.

(2)	Such indeterminate number or amount of common stock, preferred stock, warrants, subscription rights and units is being registered as may from time to time be issued at indeterminate prices at an aggregate initial offering price not to exceed $400,000,000. This Registration Statement also includes such indeterminable amount of common stock and preferred stock as may be issued from time to time upon exercise of warrants or subscription rights or conversion or exchange of convertible or exchangeable securities being registered hereunder or pursuant to anti-dilution provisions of any such securities registered hereunder. Pursuant to Rule 416 under the Securities Act, the securities being registered hereunder include such indeterminate number of securities as may be issuable with respect to the securities being registered hereunder as a result of share splits, share dividends or similar transactions.

(3)	The proposed maximum aggregate offering price per class of security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security pursuant to General Instruction II.D. of Form S-3 under the Securities Act.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the Securities and Exchange Commission declares our registration statement effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to completion, dated January 25, 2018

PROSPECTUS

$400,000,000

Common Stock

Preferred Stock

Warrants

Units

Subscription Rights

We may from time to time offer and sell, in one or more offerings, up to $400,000,000 in any combination of common stock, preferred stock, warrants, units and subscription rights. This prospectus provides you with a general description of the securities we may offer and certain other information about our company. We may offer these securities in amounts, at prices and on terms determined at the time of offering.

We will provide you the specific terms of these offerings and securities in one or more supplements to this prospectus. We may also authorize one or more free-writing prospectuses to be provided to you in connection with these offerings. Any prospectus supplement and any related free-writing prospectus may also add, update or change information contained in this prospectus. You should carefully read this prospectus, any applicable prospectus supplement and any related free-writing prospectus, as well as any documents incorporated by reference, before you invest.

We may offer these securities from time to time in amounts, at prices and on other terms to be determined at the time of the offering. We may offer and sell these securities to or through underwriters, dealers or agents, or directly to investors, on a continuous or delayed basis. The supplements to this prospectus will provide the specific terms of the plan of distribution. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.

Our common stock is listed on the Nasdaq Capital Market under the symbol “HMNY.” On January 24, 2018, the closing price of our common stock as reported by the Nasdaq Capital Market was $9.15 per share.

An investment in our common stock involves a high degree of risk. See “Risk Factors” on page 7 of this prospectus for more information on these risks. We may include additional risk factors in an applicable prospectus supplement under the heading “Risk Factors.” You should review that section of the prospectus supplement for a discussion of matters that investors in our securities should consider.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or passed upon the adequacy or accuracy of this prospectus.  Any representation to the contrary is a criminal offense.

The date of this prospectus is                               , 2018.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, we may offer to sell any combination of the securities described in this prospectus in one or more offerings for an aggregate offering price of up to $400,000,000. This prospectus provides you with a general description of the securities which may be offered. Each time we offer securities for sale, we will provide a prospectus supplement that contains specific information about the terms of that offering. Any prospectus supplement may also add or update information contained in this prospectus. You should read both this prospectus and any prospectus supplement, including all documents incorporated herein or therein by reference, together with additional information described below under “Where You Can Find More Information” and “Information Incorporated by Reference”.

The registration statement that contains this prospectus (including the exhibits thereto) contains additional important information about us and the securities we may offer under this prospectus. Specifically, we have filed certain legal documents that establish the terms of the securities offered by this prospectus as exhibits to the registration statement. We will file certain other legal documents that establish the terms of the securities offered by this prospectus as exhibits to reports we file with the SEC. You may obtain copies of that registration statement and the other reports and documents referenced herein as described below under the heading “Where You Can Find More Information”.

You should rely only on the information contained or incorporated by reference in this prospectus and in any prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making offers to sell or solicitations to buy the securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation. You should not assume that the information in this prospectus or any prospectus supplement, as well as the information we file or previously filed with the SEC that we incorporate by reference in this prospectus or any prospectus supplement, is accurate as of any date other than its respective date. Our business, financial condition, results of operations and prospects may have changed since those dates.

In this prospectus, unless the context otherwise requires, references to “we,” “us,” “our,” “our company”, “the Company” or “Helios” refer to Helios and Matheson Analytics Inc. and its subsidiaries.

1

MARKET, INDUSTRY AND OTHER DATA

This prospectus, including the information incorporated by reference, contains estimates, projections and other information concerning our industry, our business, and the markets for certain products and services, including data regarding the estimated size of those markets and their projected growth rates. Information that is based on estimates, forecasts, projections or similar methodologies is based on a number of assumptions and is inherently subject to uncertainties, including those described in “Risk Factors” and elsewhere in this prospectus and documents incorporated by reference in this prospectus, and actual events or circumstances may differ materially from events and circumstances reflected in this information. You are cautioned not to give undue weight to such estimates, projections and other information.

Unless otherwise expressly stated, we obtained this industry, business, market and other data from reports, research surveys, studies and similar data prepared by third parties and general publications. In some cases, we do not expressly refer to the sources from which this data is derived. In that regard, when we refer to one or more sources of this type of data in any paragraph, you should assume that other data of this type appearing in the same paragraph is derived from the same sources, unless otherwise expressly stated or the context otherwise requires.

2

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and any accompanying prospectus supplement, including the documents that we incorporate by reference, may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Forward-looking statements in this prospectus and any accompanying prospectus supplement include, without limitation, statements related to our plans, strategies, objectives, expectations, intentions and adequacy of resources. Investors are cautioned that such forward-looking statements involve risks and uncertainties including, without limitation, the following: (i) our plans, strategies, objectives, expectations and intentions are subject to change at any time at our discretion; (ii) our plans and results of operations will be affected by our ability to manage competition; and (iii) other risks and uncertainties indicated from time to time in our filings with the SEC. Important factors that could cause actual results to differ materially from those indicated in the forward-looking statements include, but are not limited to,

●	the ability of MoviePass Inc. (“MoviePass”) to successfully develop its MoviePass business model;

●	our capital requirements and whether or not we will be able to raise capital when we need it;

●	changes in local, state or federal regulations that will adversely affect our business;

●	our ability to retain our existing clients and market and sell our services to new clients;

●	whether we will continue to receive the services of certain officers and directors;

●	our ability to protect our intellectual property and operate our business without infringing upon the intellectual property rights of others;

●	our ability to effectively react to other risks and uncertainties described from time to time in our SEC filings, such as fluctuation of quarterly financial results, reliance on third party consultants, litigation or other proceedings and stock price volatility; and

●	other uncertainties, all of which are difficult to predict and many of which are beyond our control.

In some cases, you can identify forward-looking statements by terminology such as ‘‘may,’’ ‘‘will,’’ ‘‘should,’’ ‘‘could,’’ ‘‘expects,’’ ‘‘plans,’’ ‘‘intends,’’ ‘‘anticipates,’’ ‘‘believes,’’ ‘‘estimates,’’ ‘‘predicts,’’ ‘‘potential,’’ or ‘‘continue’’ or the negative of such terms or other comparable terminology. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. We do not undertake any obligation to publicly update or review any forward-looking statement.

3

OUR BUSINESS

This is only a summary and may not contain all the information that is important to you. You should carefully read both this prospectus and any accompanying prospectus supplement and any other offering materials, together with the additional information described under the heading “Where You Can Find More Information”.

About Helios and Matheson Analytics Inc.

Overview

We provide information technology services and solutions including a range of technology platforms focusing on big data, artificial intelligence, business intelligence, social listening, and consumer-centric technology. More recently, to provide greater value to our stockholders, we have sought to expand our business primarily through acquisitions that leverage our capabilities and expertise.

On November 9, 2016, we acquired Zone Technologies, Inc. (“Zone”), a state-of-the-art mapping and spatial analysis company, and on December 11, 2017 we acquired a majority interest in MoviePass, the nation’s premier movie theater subscription service.

MoviePass

MoviePass was incorporated in Delaware in 2011 and is a movie theater subscription service that allows members to see a new movie every day in theaters nationwide for a monthly price of $9.95. Once they sign up for the MoviePass service online, subscribers are prompted to download the MoviePass application on their smart phones and are then mailed a MoviePass debit card. The MoviePass application shows subscribers the show times of all the movies that are currently showing at their local movie theaters. Once they have received their MoviePass debit card, subscribers can use the debit card to purchase up to one movie ticket per day at any of the movie theaters listed in the MoviePass application without paying any additional costs. During the four months after MoviePass’ announcement of its $9.95 monthly subscription plan in August 2017, MoviePass grew to over 1,000,000 total subscribers including those on either its monthly or annual plans. This represents strong growth when compared to other subscription-based companies, such as Spotify, Hulu, ClassPass and Netflix, which achieved 1,000,000 subscribers in over 5, 10, 17 and 39 months, respectively, estimated based on information available publicly from various news and other sources. MoviePass surpassed 1,500,000 subscribers in January 2018.

MoviePass is led by Mitch Lowe, its Chief Executive Officer, Stacy Spikes, its co-founder and Chief Operating Officer, Sanjay Puri, its Chief Strategy Officer, and Chris Kelly, its Chairman. The Company intends to strengthen our management team and combine its data and artificial intelligence technology with MoviePass’ technology. With our big data and artificial intelligence platforms and other technologies that we own, we believe we will be able to bring a significant technological advantage to MoviePass.

MoviePass Market Opportunity

Movie going is embedded in American society and enjoyed by people of all races, ages and socio-economic levels. As noted below, the 2016 Theatrical Market Statistics Report issued by the Motion Picture Association of America reports an annual average of 246 million movie goers in North America spending $11.4 billion on tickets annually. MoviePass intends to encourage increased attendance at movie theaters with the subscription model by targeting the casual movie goer (those who attend less than once a month) who represent 85% of the total movie going market. MoviePass conducted a study in two test markets using data on movie goers before subscribing to MoviePass and data for movie goers in the first year after having MoviePass. The results from the study demonstrate that MoviePass drove a 100% and 123% lift in movie attendance in each of these markets.

4

Source: Motion Picture Association of America 2016 Theatrical Market Statistics Report and Company Management.

MoviePass Competition

The market for filmed entertainment ticketing services is intensely competitive and subject to rapid change. MoviePass’ potential competitors include Atom Tickets, MovieTickets.com, Fandango, AMC Entertainment Holdings Inc.’s AMC Stubs program, Regal Entertainment Group’s Regal Crown Club and Cinemark Holdings, Inc.’s Movie Club, as well as other potential exhibitors offering their own subscription services or loyalty programs.

AMC Stubs is a loyalty program offered by AMC Entertainment Holdings Inc. with approximately 10.8 million household members. Movie goers can join the loyalty program as either a basic member for free or a premiere member for $15. The basic membership offers free popcorn refills, up to a $2 discount on tickets on Tuesdays, $5 rewards for every 5,000 points (points are earned at a rate of 20 points for every $1 spent), waived online ticket fees and free popcorn on the member’s birthday. Premiere members receive a $5 discount on tickets on Tuesdays, earn 100 points for every $1 spent and all the other benefits that come with the basic membership.

Regal Entertainment Group also offers a loyalty program with approximately 14 million active members called the Regal Crown Club. The program only has one membership option and is free to join. Regal Crown Club members earn credits for every $1 they spend on movie tickets and at concession stands. Points can be redeemed for rewards via the use of a physical card or a virtual card with Regal’s mobile app. Rewards include free concession items, merchandise, movie tickets and more.

On December 5, 2017, Cinemark Holdings Inc. launched Movie Club. Movie Club is a monthly subscription plan that allows subscribers to buy one movie ticket a month for a discounted price of $8.99. Members of Movie Club can roll over unused tickets from month to month and receive a 20% discount on items bought at concession stands. Movie Club membership is only valid at Cinemark theaters.

Many of these competitors have longer operating histories, larger customer bases, greater brand recognition and significantly greater financial, marketing and other resources than MoviePass does. Some of these competitors have adopted, and may continue to adopt, aggressive pricing policies and devote substantially more resources to marketing and website and systems development than MoviePass does. In addition, MoviePass’ competitors may form or extend strategic alliances with studios, exhibitors and distributors that could affect adversely MoviePass’ ability to compete on favorable terms.

5

MoviePass Intellectual Property

MoviePass uses a combination of trademark, copyright and trade secret laws and confidentiality agreements to protect its proprietary intellectual property. MoviePass has a registered trademark for the MoviePass name. MoviePass owns U.S. Patent Nos. 8,484,133, 8,612,235, and 9,135,578. MoviePass has filed applications for additional trademarks and patents. MoviePass’ outstanding trademark and patent applications may not be allowed. Competitors may challenge successfully the validity and scope of MoviePass’ patents and trademark(s). MoviePass’ trademark(s), trademark applications, patents, and patent applications may not provide MoviePass with a competitive advantage. To date, MoviePass has relied primarily on proprietary processes and know-how to protect its intellectual property related to its Web site, mobile application and fulfillment processes.

From time to time, MoviePass may encounter disputes over rights and obligations concerning intellectual property. MoviePass believes that its service offering does not infringe the intellectual property rights of any third party. However, it cannot assure you that MoviePass will prevail in any intellectual property dispute.

MoviePass/Fandor/Costco Subscription Offer

On December 12, 2017, MoviePass and Fandor, the streaming service with the largest collection of independent films, documentaries, international features and shorts; announced that both companies have partnered with Costco Wholesale Corporation (“Costco”) to offer a one-year subscription plan for a flat fee of $89.99. The subscription plan for both services was made available exclusively to Costco members for a limited time and covers a year of membership for both MoviePass and Fandor. The subscription plan was recently extended through February 2018.

Corporate Information

Our executive offices are located at The Empire State Building, 350 Fifth Avenue, New York, New York 10118, and our telephone number is (212) 979-8228. Additional information about us is available on our website at www.hmny.com. The information contained on or that may be obtained from our website is not, and shall not be deemed to be, a part of this prospectus. Our common stock, par value $0.01 per share, is currently traded on the Nasdaq Capital Market under the ticker symbol “HMNY”.

For a description of our business, financial condition, results of operations and other important information regarding us, we refer you to our filings with the SEC incorporated by reference in this prospectus. For instructions on how to find copies of these documents, see “Where You Can Find More Information.”

6

RISK FACTORS

Investing in our securities involves a high degree of risk. Please see the risk factors set forth in Part I, Item 1A of our most recent Annual Report on Form 10-K and Part II, Item 1A of our most recent Quarterly Report on Form 10-Q and other filings we make with the SEC, which are incorporated by reference in this prospectus. Additional risk factors may be included in a prospectus supplement relating to a particular offering of securities. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations. These risks could materially affect our business, results of operations or financial condition and cause the value of our securities to decline.

USE OF PROCEEDS

Unless we state otherwise in an accompanying prospectus supplement, we intend to use the net proceeds from the sale of the securities offered by us under this prospectus and any related prospectus supplement for general corporate purposes of Helios and its subsidiaries and/or to support MoviePass operations. These purposes may include capital expenditures and additions to working capital. When a particular series of securities is offered, the prospectus supplement relating to that series will set forth our intended use for the net proceeds we receive from the sale of the securities. Pending the application of the net proceeds, we may invest the proceeds in short-term, interest-bearing instruments or other investment-grade securities.

DILUTION

We will set forth in a prospectus supplement the following information regarding any material dilution of the equity interests of investors purchasing securities sold by the Company in an offering under this prospectus:

●	the net tangible book value per share of our equity securities before and after the offering;

●	the amount of the increase in such net tangible book value per share attributable to the cash payments made by purchases in the offering; and

●	the amount of the immediate dilution from the public offering price which will be absorbed by such purchasers.

DESCRIPTION OF THE SECURITIES THAT MAY BE OFFERED

Description of Common Stock

The following summary of the rights of our common stock is not complete and is subject to and qualified in its entirety by reference to our certificate of incorporation and bylaws, copies of which are included as exhibits to our registration statement on Form S-3, of which this prospectus forms a part. See “Where You Can Find More Information”.

We have 102,000,000 shares of capital stock authorized under our certificate of incorporation, consisting of 100,000,000 shares of common stock, $0.01 par value, and 2,000,000 shares of preferred stock, $0.01 par value.

As of January 17, 2018 we had 23,981,253 shares of common stock outstanding. Our authorized but unissued shares of common stock are available for issuance without further action by our stockholders, unless such action is required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded.

Holders of our common stock are entitled to such dividends as may be declared by our board of directors out of funds legally available for such purpose, subject to any preferential dividend rights of any then outstanding preferred stock. The shares of common stock are neither redeemable or convertible. Holders of common stock have no preemptive or subscription rights to purchase any of our securities.

7

Each holder of our common stock is entitled to one vote for each such share outstanding in the holder’s name. No holder of common stock is entitled to cumulate votes in voting for directors.

In the event of our liquidation, dissolution or winding up, the holders of our common stock are entitled to receive pro rata our assets which are legally available for distribution, after payments of all debts and other liabilities and subject to the prior rights of any holders of preferred stock then outstanding. All of the outstanding shares of our common stock are fully paid and non-assessable. The shares of common stock offered by this prospectus will also be fully paid and non-assessable.

Our common stock is listed on the Nasdaq Capital Market under the symbol “HMNY”. On January 24, 2018, the last sale price of our common stock was $9.15 per share. The transfer agent and registrar for our common stock is Computershare. Its address is 250 Royall Street, Canton, Massachusetts 02021.

Description of Preferred Stock

Our certificate of incorporation permits us to issue up to 2,000,000 shares of preferred stock in one or more series and with rights and preferences that may be fixed or designated by our board of directors without any further action by our stockholders. We currently have no shares of preferred stock outstanding.

Subject to the limitations prescribed in our certificate of incorporation and under Delaware law, our certificate of incorporation authorizes the board of directors, from time to time by resolution and without further stockholder action, to provide for the issuance of shares of preferred stock, in one or more series, and to fix the designation, powers, preferences and other rights of the shares and to fix the qualifications, limitations and restrictions thereof.

Description of Warrants

Warrants to Purchase Common Stock or Preferred Stock

We may issue warrants for the purchase of our common stock or preferred stock, which we refer to in this prospectus as “equity warrants”. As explained below, each equity warrant will entitle its holder to purchase our equity securities at an exercise price set forth in, or to be determined as set forth in, the related prospectus supplement. Equity warrants may be issued separately or together with equity securities. The equity warrants are to be issued under equity warrant agreements.

The particular terms of each issue of equity warrants and the equity warrant agreement relating to the equity warrants will be described in the applicable prospectus supplement, including, as applicable:

●	the title of the equity warrants;

●	the initial offering price;

●	the aggregate number of equity warrants and the aggregate number of shares of the equity security purchasable upon exercise of the equity warrants;

●	if applicable, the designation and terms of the equity securities with which the equity warrants are issued, and the number of equity warrants issued with each equity security;

●	the date on which the right to exercise the equity warrants will commence and the date on which the right will expire;

●	if applicable, the minimum or maximum number of the equity warrants that may be exercised at any one time;

8

●	anti-dilution provisions of the equity warrants, if any;

●	redemption or call provisions, if any, applicable to the equity warrants;

●	any additional terms of the equity warrants, including terms, procedures and limitations relating to the exchange and exercise of the equity warrants; and

●	the exercise price.

Holders of equity warrants will not be entitled, solely by virtue of being holders, to vote, to receive dividends, to receive notice as stockholders with respect to any meeting or written consent of stockholders for the election of directors or any other matter, or to exercise any rights whatsoever as a holder of the equity securities purchasable upon exercise of the equity warrants.

Description of Units

We may, from time to time, issue units comprised of one or more of the other securities described in this prospectus in any combination. A prospectus supplement will describe the specific terms of the units offered under that prospectus supplement, and any special considerations applicable to investing in those units. You must look at the applicable prospectus supplement and any applicable unit agreement for a full understanding of the specific terms of any units. We will incorporate by reference into the registration statement of which this prospectus is a part the form of unit agreement, including a form of unit certificate, if any, that describes the terms of the series of units we are offering before the issuance of the related series of units. While the terms we have summarized below will generally apply to any units that we may offer in the future under this prospectus, we will describe the particular terms of any series of units that we may offer in more detail in the applicable prospectus supplement and incorporated documents. The terms of any units offered under a prospectus supplement may differ from the terms described below.

General

We may issue units consisting of common stock, preferred stock, warrants, subscription rights or any combination thereof. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time, or at any time before a specified date.

We will describe in the applicable prospectus supplement and any incorporated documents the terms of the series of units, including the following:

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	any unit agreement under which the units will be issued; and

●	any provisions for the issuance, payment, settlement, transfer, or exchange of the units or of the securities comprising the units.

The provisions described in this section, as well as those described under “Description of Common Stock,” “Description of Preferred Stock,” and “Description of Warrants” will apply to each unit and to any common stock, preferred stock, or warrant included in each unit, respectively.

Issuance in Series

We may issue units in such amounts and in such numerous distinct series as we determine.

9

Enforceability of Rights by Holders of Units

Each unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit, without the consent of the related unit agent or the holder of any other unit, may enforce by appropriate legal action its rights as holder under any security included in the unit.

Title

We, the unit agent, and any of their agents may treat the registered holder of any unit certificate as an absolute owner of the units evidenced by that certificate for any purposes and as the person entitled to exercise the rights attaching to the units so requested, despite any notice to the contrary.

Description of Subscription Rights

We may issue subscription rights to purchase common stock, preferred stock, or other securities. These subscription rights may be issued independently or together with any other security offered hereby and may or may not be transferable by the stockholder receiving the subscription rights in such offering. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.

The applicable prospectus supplement will describe the specific terms of any offering of subscription rights for which this prospectus is being delivered, including the following:

●	the price, if any, for the subscription rights;

●	the exercise price payable for each share of common stock, preferred stock, or other securities upon the exercise of the subscription rights;

●	the number of subscription rights issued to each stockholder;

●	the number and terms of the shares of common stock, preferred stock, or other securities which may be purchased per each subscription right;

●	the extent to which the subscription rights are transferable;

●	any other terms of the subscription rights, including the terms, procedures and limitations relating to the exchange and exercise of the subscription rights;

●	the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;

●	the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities; and

●	if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of subscription rights.

The description in the applicable prospectus supplement of any subscription rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable subscription rights certificate, which will be filed with the SEC if we offer subscription rights. For more information on how you can obtain copies of any subscription rights certificate if we offer subscription rights, see “Where You Can Find More Information”. We urge you to read the applicable subscription rights certificate and any applicable prospectus supplement in their entirety.

10

Anti-Takeover Effects of Certain Provisions of Delaware Law and Our Charter Documents

The following is a summary of our certificate of incorporation and our bylaws. This summary does not purport to be complete and is qualified in its entirety by reference to our certificate of incorporation and bylaws. Our certificate of incorporation states that we expressly elect not to be governed by Section 203 of the General Corporation Law of the State of Delaware.

Our charter documents include provisions that may have the effect of discouraging, delaying or preventing a change in control or an unsolicited acquisition proposal that a stockholder might consider favorable, including a proposal that might result in the payment of a premium over the market price for the shares held by our stockholders.  These provisions are summarized in the following paragraphs.

Effects of authorized but unissued common stock and blank check preferred stock. One of the effects of the existence of authorized but unissued common stock and undesignated preferred stock may be to enable our board of directors to make more difficult or to discourage an attempt to obtain control of our company by means of a merger, tender offer, proxy contest or otherwise, and thereby to protect the continuity of management. If, in the due exercise of its fiduciary obligations, the board of directors were to determine that a takeover proposal was not in our best interest, such shares could be issued by the board of directors without stockholder approval in one or more transactions that might prevent or render more difficult or costly the completion of the takeover transaction by diluting the voting or other rights of the proposed acquirer or insurgent stockholder group, by putting a substantial voting block in institutional or other hands that might undertake to support the position of the incumbent board of directors, by effecting an acquisition that might complicate or preclude the takeover, or otherwise.

In addition, our certificate of incorporation grants our board of directors broad power to establish the rights and preferences of authorized and unissued shares of preferred stock. The issuance of shares of preferred stock could decrease the amount of earnings and assets available for distribution to holders of shares of common stock. The issuance also may adversely affect the rights and powers, including voting rights, of those holders and may have the effect of delaying, deterring or preventing a change in control of our company.

Cumulative Voting.  Our certificate of incorporation does not provide for cumulative voting in the election of directors which would allow holders of less than a majority of the stock to elect some directors.

Vacancies.  Section 223 of the Delaware General Corporation Law and our bylaws provide that all vacancies, including newly created directorships, may be filled by the affirmative vote of a majority of directors then in office, even if less than a quorum.

Special Meeting of Stockholders.  A special meeting of stockholders may be called by our board of directors or the Chairman of our board of directors and at the request in writing of holders of record of a majority of our outstanding capital stock entitled to vote. The requirement that a majority of our outstanding capital stock is required to call a special meeting means that small stockholders will not have the power to call a special meeting to, for example, elect new directors.

PLAN OF DISTRIBUTION

We may offer and sell the securities in any one or more of the following ways:

●	to or through underwriters, brokers or dealers;

●	directly to one or more other purchasers;

●	through a block trade in which the broker or dealer engaged to handle the block trade will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

11

●	through agents on a best-efforts basis;

●	in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on the Nasdaq Capital Market or sales made through a market maker other than on an exchange or other similar offerings through sales agents; or

●	otherwise through any other method permitted by applicable law or a combination of any of the above methods of sale.

In addition, we may enter into option, share lending or other types of transactions that require us to deliver shares of common stock to an underwriter, broker or dealer, who will then resell or transfer the shares of common stock under this prospectus. We may also enter into hedging transactions with respect to our securities. For example, we may:

●	enter into transactions involving short sales of the shares of common stock by underwriters, brokers or dealers;

●	sell shares of common stock short and deliver the shares to close out short positions;

●	enter into option or other types of transactions that require the delivery of shares of common stock to an underwriter, broker or dealer, who will then resell or transfer the shares of common stock under this prospectus; or

●	loan or pledge the shares of common stock to an underwriter, broker or dealer, who may sell the loaned shares or, in the event of default, sell the pledged shares.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

Each time we sell securities, we will provide a prospectus supplement that will name any underwriter, dealer or agent involved in the offer and sale of the securities. Any prospectus supplement will also set forth the terms of the offering, including:

●	the purchase price of the securities and the proceeds we will receive from the sale of the securities;

●	any underwriting discounts and other items constituting underwriters’ compensation;

●	any public offering or purchase price and any discounts or commissions allowed or re-allowed or paid to dealers;

●	any commissions allowed or paid to agents;

12

●	any other offering expenses;

●	any securities exchanges on which the securities may be listed;

●	the method of distribution of the securities;

●	the terms of any agreement, arrangement or understanding entered into with the underwriters, brokers or dealers; and

●	any other information we think is important.

If underwriters or dealers are used in the sale, the securities will be acquired by the underwriters or dealers for their own account. The securities may be sold from time to time by us in one or more transactions:

●	at a fixed price or prices, which may be changed;

●	at market prices prevailing at the time of sale;

●	at prices related to such prevailing market prices;

●	at varying prices determined at the time of sale; or

●	at negotiated prices.

Such sales may be effected:

●	in transactions on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

●	in transactions in the over-the-counter market;

●	in block transactions in which the broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction, or in crosses, in which the same broker acts as an agent on both sides of the trade;

●	through the writing of options; or

●	through other types of transactions.

The securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more of such firms. Unless otherwise set forth in the prospectus supplement, the obligations of underwriters or dealers to purchase the securities offered will be subject to certain conditions precedent and the underwriters or dealers will be obligated to purchase all the offered securities if any are purchased. Any public offering price and any discount or concession allowed or reallowed or paid by underwriters or dealers to other dealers may be changed from time to time.

The securities may be sold directly by us or through agents designated by us from time to time. Any agent involved in the offer or sale of the securities in respect of which this prospectus is delivered will be named, and any commissions payable to such agent will be set forth in, the prospectus supplement. Unless otherwise indicated in the prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

Offers to purchase the securities offered by this prospectus may be solicited, and sales of the securities may be made by us directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. The terms of any offer made in this manner will be included in the prospectus supplement relating to the offer.

13

Some of the underwriters, dealers or agents used by us in any offering of securities under this prospectus may be customers of, engage in transactions with, and perform services for us or affiliates of ours in the ordinary course of business. Underwriters, dealers, agents and other persons may be entitled to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act, and to be reimbursed for certain expenses.

Subject to any restrictions relating to debt securities in bearer form, any securities initially sold outside the United States may be resold in the United States through underwriters, dealers or otherwise.

Any underwriters to which offered securities are sold by us for public offering and sale may engage in transactions that stabilize, maintain or otherwise affect the price of the common stock during and after this offering, but those underwriters will not be obligated to do so and may discontinue any market making at any time. Specifically, the underwriters may over-allot or otherwise create a short position in the common stock for their own accounts by selling more common stock than have been sold to them by us. The underwriters may elect to cover any such short position by purchasing common stock in the open market or by exercising the over-allotment option granted to the underwriters. In addition, the underwriters may stabilize or maintain the price of the common stock by bidding for or purchasing common stock in the open market and may impose penalty bids. If penalty bids are imposed, selling concessions allowed to syndicate members or other broker-dealers participating in the offering are reclaimed if common stock previously distributed in the offering are repurchased, whether in connection with stabilization transactions or otherwise. The effect of these transactions may be to stabilize or maintain the market price of the common stock at a level above that which might otherwise prevail in the open market. The imposition of a penalty bid may also affect the price of the common stock to the extent that it discourages resales of the common stock. The magnitude or effect of any stabilization or other transactions is uncertain. These transactions may be effected on the Nasdaq Capital Market or otherwise and, if commenced, may be discontinued at any time.

In connection with this offering, the underwriters and selling group members may also engage in passive market making transactions in our common stock. Passive market making consists of displaying bids on the Nasdaq Capital Market limited by the prices of independent market makers and effecting purchases limited by those prices in response to order flow. Rule 103 of Regulation M promulgated by the SEC limits the amount of net purchases that each passive market maker may make and the displayed size of each bid. Passive market making may stabilize the market price of the common stock at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

We are subject to the applicable provisions of the Exchange Act and the rules and regulations under the Exchange Act, including Regulation M. This regulation may limit the timing of purchases and sales of any of the shares of common stock offered in this prospectus by any person. The anti-manipulation rules under the Exchange Act may apply to sales of shares in the market and to the activities of us.

The anticipated date of delivery of the securities offered by this prospectus will be described in the applicable prospectus supplement relating to the offering.

Any broker-dealer participating in the distribution of the shares of common stock may be deemed to be an “underwriter” within the meaning of the Securities Act with respect to any securities such entity sells pursuant to this prospectus.

To comply with the securities laws of some states, if applicable, the securities may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the securities may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

14

LEGAL MATTERS

The validity of the issuance of the securities offered hereby will be passed upon for us by Greenberg Traurig LLP, Los Angeles, California. Any underwriters will also be advised about the validity of the securities and other legal matters by their own counsel, which will be named in the prospectus supplement.

EXPERTS

Rosenberg Rich Baker Berman & Company, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the years ended December 31, 2016 and 2015, as set forth in their report, which is incorporated by reference in this prospectus supplement and elsewhere in the registration statement in which this prospectus supplement is included. Our consolidated financial statements for the years ended December 31, 2016 and 2015 are incorporated by reference in reliance on Rosenberg Rich Baker Berman & Company’s report, given on their authority as experts in accounting and auditing.

The balance sheet of Zone Technologies, Inc. as of December 31, 2015, and the related statements of operations, stockholders’ deficit, and cash flows for the period then ended, have been audited by EisnerAmper LLP, independent registered public accounting firm, as stated in their report which is incorporated by reference from the Company’s Form 8-K/A, Amendment No. 1, filed with the Securities and Exchange Commission on September 20, 2016, which report includes an explanatory paragraph about the existence of substantial doubt concerning Zone Technologies, Inc.’s ability to continue as a going concern. Such financial statements have been incorporated herein by reference in reliance on the report of such firm given upon their authority as experts in accounting and auditing.

The balance sheets of MoviePass Inc. as of December 31, 2016 and 2015, and the related statements of operations, stockholders’ equity, and cash flows for each of the years then ended, have been audited by EisnerAmper LLP, independent registered public accounting firm, as stated in their report which is incorporated by reference from the Company’s Form 8-K filed with the Securities and Exchange Commission on November 30, 2017 which report includes an explanatory paragraph about the existence of substantial doubt concerning MoviePass Inc.’s ability to continue as a going concern. Such financial statements have been incorporated herein by reference in reliance on the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act, with respect to the securities covered by this prospectus. This prospectus, which is a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules filed therewith. For further information with respect to us and the securities covered by this prospectus, please see the registration statement and the exhibits filed with the registration statement. A copy of the registration statement and the exhibits filed with the registration statement may be inspected without charge at the Public Reference Room maintained by the SEC, located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the Public Reference Room. The SEC also maintains an Internet website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the website is http://www.sec.gov.

We are subject to the information and periodic reporting requirements of the Exchange Act and, in accordance therewith, we file periodic reports, proxy statements and other information with the SEC. Such periodic reports, proxy statements and other information are available for inspection and copying at the Public Reference Room and website of the SEC referred to above. We maintain a website at http://www.hmny.com. You may access our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed pursuant to Sections 13(a) or 15(d) of the Exchange Act with the SEC free of charge at our website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. Our website and the information contained on that site, or connected to that site, are not incorporated into and are not a part of this prospectus.

15

INFORMATION INCORPORATED BY REFERENCE

The SEC and applicable law permits us to “incorporate by reference” into this prospectus information that we have or may in the future file with or furnish to the SEC. This means that we can disclose important information by referring you to those documents. You should read carefully the information incorporated herein by reference because it is an important part of this prospectus. We hereby incorporate by reference the following documents into this prospectus:

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, as filed with the SEC on April 14, 2017;

●	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2017, June 30, 2017 and September 30, 2017, as filed with the SEC on May 19, 2017, August 11, 2017 and November 14, 2017;

●	our Current Reports on Form 8-K filed with the SEC on January 4, 2017, January 17, 2017, January 23, 2017 (other than the portions of the filing that were furnished rather than filed), February 7, 2017, February 10, 2017, March 14, 2017, May 23, 2017 (other than the portions of the filing that were furnished rather than filed), June 5, 2017 (other than the portions of the filing that were furnished rather than filed), July 13 2017, August 15, 2017 (other than the portions of the filing that were furnished rather than filed), August 18, 2017, August 22, 2017, August 28, 2017, September 7, 2017, September 14, 2017, September 20, 2017, October 5, 2017, October 11, 2017 (other than the portions of the filing that were furnished rather than filed), October 17, 2017, October 23, 2017, October 24, 2017; October 31, 2017, November 6, 2017, November 13, 2017, November 17, 2017, November 20, 2017, November 22, 2017, November 24, 2017, November 30, 2017, December 1, 2017, December 11, 2017, December 12, 2017, December 13, 2017, January 9, 2018, January 11, 2018, and January 19, 2018;

●	the financial statements of Zone Technologies, Inc. for the period ended December 31, 2015 and the interim period ended June 30, 2016 included in our Current Report on Form 8-K/A filed with the SEC on September 20, 2016; and

●	the financial statements of MoviePass Inc. for the year ended December 31, 2016 and the interim period ended September 30, 2017 included in our Current Report on Form 8-K filed with the SEC on November 30, 2017.

Additionally, all documents filed by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than any portions of filings that are furnished rather than filed pursuant to Items 2.02 and 7.01 of a Current Report on Form 8-K), after the date of this prospectus and before the termination or completion of this offering (including all such documents filed with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement) shall be deemed to be incorporated by reference into this prospectus from the respective dates of filing of such documents. Any information that we subsequently file with the SEC that is incorporated by reference as described above will automatically update and supersede any previous information that is part of this prospectus.

Upon written or oral request, we will provide you without charge, a copy of any or all of the documents incorporated by reference, other than exhibits to those documents unless the exhibits are specifically incorporated by reference in the documents. Please send requests to Helios and Matheson Analytics Inc., Attn: Chief Executive Officer, The Empire State Building, 350 Fifth Avenue, New York, New York 10118, telephone number is (212) 979-8228.

16

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.      Other Expenses of Issuance and Distribution.

The following statement sets forth the expenses and costs expected to be incurred by Helios and Matheson Analytics Inc. in connection with the distribution of its securities being registered in this registration statement.

SEC registration fee	$49,800.00
Transfer agent’s fees and expenses		$(1)
Legal fees and expenses		$(1)
Accounting fees and expenses		$(1)
Miscellaneous fees and expenses		$(1)

Total		$(1)

(1)	These fees will be dependent on the type of securities offered and the number of offerings, and, therefore, cannot be estimated at this time. In accordance with Rule 430B, additional information regarding estimated fees and expenses will be provided at the time information as to an offering is included in a prospectus supplement.

Item 15.      Indemnification of Officers and Directors.

Section 145 of the General Corporation Law of the State of Delaware provides, in general, that a corporation incorporated under the laws of the State of Delaware, as we are, may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than a derivative action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. In the case of a derivative action, a Delaware corporation may indemnify any such person against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification will be made in respect of any claim, issue or matter as to which such person will have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery of the State of Delaware or any other court in which such action was brought determines such person is fairly and reasonably entitled to indemnity for such expenses.

Our certificate of incorporation and bylaws provide that we will indemnify our directors, officers, employees and agents to the extent and in the manner permitted by the provisions of the General Corporation Law of the State of Delaware. Our certificate of incorporation states that this right of indemnification shall inure whether or not the claim asserted is based on matters which antedate the adoption of the certificate of incorporation. The right of indemnification shall continue as to a person who has ceased to be a director, officer, incorporator, employee, partner, trustee, or agent and will inure to the benefit of the heirs and personal representatives of such a person. The indemnification provided by the certification of incorporation will not be deemed exclusive of any other rights which may be provided now or in the future under any provision currently in effect or hereafter adopted of the bylaws, by any agreement, by vote of stockholders, by resolution of disinterested directors, by provision of law, or otherwise.

II-1

We are also permitted to apply for insurance on behalf of any director, officer, employee or other agent for liability arising out of his actions. Furthermore, we entered into indemnification agreements with our former officers and directors and we intend to enter into these agreements with our current officers and directors. These agreements require us to indemnify the signatories thereto (the “Indemnified Party”) from any expenses, as defined in the agreement, incurred as a result of any threatened, pending or completed action, suit, investigation or proceeding, and any appeal thereof, whether brought by or in the right of the Company or otherwise and whether civil, criminal, administrative or investigative, and/or any inquiry or investigation, in which the Indemnified Party may be or may have been involved as a party or otherwise, by reason of the fact that the Indemnified Party is or was a director or officer of the Company. The indemnification agreements also permit us to advance expenses to an Indemnified Party, subject to an undertaking from the Indemnified Party that he or she will repay the expenses if it is ultimately determined that he or she was not entitled to indemnification.

Article Tenth of our certificate of incorporation provides that, to the fullest extent permitted by paragraph (7) of subsection (b) of Section 102 of the Delaware General Corporation Law, none of our directors shall be liable to us or to any of our stockholders for monetary damages for breach of fiduciary duty as a director. Article Tenth does not eliminate the liability of the director (i) for any breach of the director’s duty of loyalty to us or to our stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. The term “damages” shall, to the extent permitted by law, include without limitation, any judgment, fine, amount paid in settlement, penalty, punitive damages, excise, or other tax assessed with respect to an employee benefit plan, or expense of any nature (including, without limitation, counsel fees and disbursements). Each person who serves as our director shall be deemed to be doing so in reliance on the provisions of Article Tenth, and neither the amendment or repeal of this provision in the certificate of incorporation, nor the adoption of any provision of the certificate of incorporation inconsistent with Article Tenth, shall apply to or have any effect on the liability or alleged liability of any director or the Company for, arising out of, based upon, or in connection with any acts or omissions of such director occurring prior to such amendment, repeal, or adoption of an inconsistent provision. The provisions of this Article Tenth are cumulative and are in addition to, and independent of, any and all other limitations of the liabilities of our directors, whether such limitations or eliminations arise under or are created by any law, rule, regulations, by-law, agreement, vote of stockholders or disinterested directors, or otherwise.

II-2

Item 16.     Exhibits.

Exhibit Number	Document Description
1.1+	Form of Underwriting Agreement.

2.1.1	Agreement and Plan of Merger by and among Helios and Matheson Analytics Inc., Zone Acquisition, Inc. and Zone Technologies, Inc. (1)

2.1.2	Waiver and First Amendment to Agreement and Plan of Merger (2)

2.1.3	Acknowledgment of Satisfaction of Condition and Second Amendment to Agreement and Plan of Merger (3)

2.2.1	Securities Purchase Agreement, dated August 15, 2017, by and between HMNY and MoviePass (5)

2.2.2	Amendment No. 1 to Securities Purchase Agreement, dated October 6, 2017, by and between HMNY and MoviePass (6)

2.2.3	Amendment No. 2 to Securities Purchase Agreement, dated December 11, 2017, by and between HMNY and MoviePass (7)

3.1	Certificate of Incorporation of Helios and Matheson Analytics Inc., as amended (8)

3.2	Bylaws of Helios and Matheson Analytics Inc. (4)

4.1	Specimen Common Stock Certificate (4)

4.2+	Form of Certificate of Designation

4.3+	Form of Warrant Agreements (including form of Warrants)

4.4+	Form of Unit Agreement (including form of Unit Certificate)

4.5+	Form of Subscription Rights Agreement (including form of Subscription Rights Certificate)

4.6+	Form of Preferred Stock Certificate

5.1*	Opinion of Greenberg Traurig LLP

23.1*	Consent of Rich Baker Berman & Company, with respect to HMNY audited our consolidated financial statements included in our Annual Report on Form 10-K for the years ended December 31, 2016 and 2015.

23.2*	Consent of EisnerAmper LLP, with respect to the balance sheet of Zone Technologies, Inc. as of December 31, 2015, and the related statements of operations, stockholders’ deficit, and cash flows for the period then ended

23.3*	Consent of EisnerAmper LLP, with respect to the balance sheets of MoviePass Inc. as of December 31, 2016 and 2015, and the related statements of operations, stockholders’ equity, and cash flows for each of the years then ended.

23.4	Consent of Greenberg Traurig LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included on the signature pages to this registration statement).

+	To be filed, if necessary, after effectiveness of this registration statement by an amendment to the registration statement or incorporated by reference to a Current Report on Form 8-K filed in connection with an underwritten offering of the shares offered hereunder.
*	Filed herewith.
(1)	Previously filed as an exhibit to the Company’s Form 8-K filed on July 12, 2016 and incorporated by reference hereto.
(2)	Previously filed as an exhibit to the Company’s Current Report on Form 8-K filed on August 31, 2016 and incorporated by reference hereto.
(3)	Previously filed as an exhibit to the Company’s Current Report on Form 8-K filed on September 22, 2016 and incorporated by reference hereto.
(4)	Previously filed as an exhibit to the Company’s Form 10-K filed on March 31, 2010 and incorporated by reference hereto.
(5)	Previously filed as an exhibit to the Company’s Form 8-K filed on August 15, 2017 and incorporated by reference hereto.
(6)	Previously filed as an exhibit to the Company’s Form 8-K filed on October 11, 2017 and incorporated by reference hereto.
(7)	Previously filed as an exhibit to the Company’s Form 8-K filed on December 11, 2017 and incorporated by reference hereto.
(8)	Previously filed as an exhibit to the Company’s Form 10-K filed on April 14, 2017 and incorporated by reference hereto.

II-3

Item 17.  Undertakings.

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a) (3) of the Securities Act of 1933, as amended;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however , that:

Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933, as amended, to any purchaser:

(A)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3)shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933, as amended shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

II-4

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933, as amended, to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d)	The undersigned registrant hereby undertakes to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

II-5

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on January 25, 2018.

HELIOS AND MATHESON ANALYTICS INC.

By:	/s/ Theodore Farnsworth
Theodore Farnsworth
Chief Executive Officer

POWER OF ATTORNEY

Know All Men By These Presents, that each person whose signature appears below constitutes and appoints Theodore Farnsworth and Stuart Benson and each of them as his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including any pre-effective or post-effective amendments) to this registration statement or any related registration statement that is to be effective upon filing pursuant to Rule 462(b), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection with the above premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Theodore Farnsworth	Chief Executive Officer	January 25, 2018
Theodore Farnsworth	(Principal Executive Officer), Chairperson

/s/ Stuart Benson	Chief Financial Officer	January 25, 2018
Stuart Benson	(Principal Financial and Accounting Officer)

/s/ Muralikrishna Gadiyaram
Muralikrishna Gadiyaram	Director	January 25, 2018

/s/ Prathap Singh
Prathap Singh	Director	January 25, 2018

/s/ Gavriel Ralbag
Gavriel Ralbag	Director	January 25, 2018

II-6

EXHIBIT INDEX

Exhibit Number	Document Description
1.1+	Form of Underwriting Agreement.

2.1.1	Agreement and Plan of Merger by and among Helios and Matheson Analytics Inc., Zone Acquisition, Inc. and Zone Technologies, Inc. (1)

2.1.2	Waiver and First Amendment to Agreement and Plan of Merger (2)

2.1.3	Acknowledgment of Satisfaction of Condition and Second Amendment to Agreement and Plan of Merger (3)

2.2.1	Securities Purchase Agreement, dated August 15, 2017, by and between HMNY and MoviePass (5)

2.2.2	Amendment No. 1 to Securities Purchase Agreement, dated October 6, 2017, by and between HMNY and MoviePass (6)

2.2.3	Amendment No. 2 to Securities Purchase Agreement, dated December 11, 2017, by and between HMNY and MoviePass (7)

3.1	Certificate of Incorporation of Helios and Matheson Analytics Inc., as amended (8)

3.2	Bylaws of Helios and Matheson Analytics Inc. (4)

4.1	Specimen Common Stock Certificate (4)

4.2+	Form of Certificate of Designation

4.3+	Form of Warrant Agreements (including form of Warrants)

4.4+	Form of Unit Agreement (including form of Unit Certificate)

4.5+	Form of Subscription Rights Agreement (including form of Subscription Rights Certificate)

4.6+	Form of Preferred Stock Certificate

5.1*	Opinion of Greenberg Traurig LLP

23.1*	Consent of Rich Baker Berman & Company, with respect to HMNY audited our consolidated financial statements included in our Annual Report on Form 10-K for the years ended December 31, 2016 and 2015.

23.2*	Consent of EisnerAmper LLP, with respect to the balance sheet of Zone Technologies, Inc. as of December 31, 2015, and the related statements of operations, stockholders’ deficit, and cash flows for the period then ended

23.3*	Consent of EisnerAmper LLP, with respect to the balance sheets of MoviePass Inc. as of December 31, 2016 and 2015, and the related statements of operations, stockholders’ equity, and cash flows for each of the years then ended.

23.4	Consent of Greenberg Traurig LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included on the signature pages to this registration statement).

+	To be filed, if necessary, after effectiveness of this registration statement by an amendment to the registration statement or incorporated by reference to a Current Report on Form 8-K filed in connection with an underwritten offering of the shares offered hereunder.
*	Filed herewith.
(1)	Previously filed as an exhibit to the Company’s Form 8-K filed on July 12, 2016 and incorporated by reference hereto.
(2)	Previously filed as an exhibit to the Company’s Current Report on Form 8-K filed on August 31, 2016 and incorporated by reference hereto.
(3)	Previously filed as an exhibit to the Company’s Current Report on Form 8-K filed on September 22, 2016 and incorporated by reference hereto.
(4)	Previously filed as an exhibit to the Company’s Form 10-K filed on March 31, 2010 and incorporated by reference hereto.
(5)	Previously filed as an exhibit to the Company’s Form 8-K filed on August 15, 2017 and incorporated by reference hereto.
(6)	Previously filed as an exhibit to the Company’s Form 8-K filed on October 11, 2017 and incorporated by reference hereto.
(7)	Previously filed as an exhibit to the Company’s Form 8-K filed on December 11, 2017 and incorporated by reference hereto.
(8)	Previously filed as an exhibit to the Company’s Form 10-K filed on April 14, 2017 and incorporated by reference hereto.

II-7